POWER OF ATTORNEY
For Section 16 Compliance

The undersigned hereby constitutes and appoints each of Victoria Shepard, Nicole Schmidt,
Bradley Ferron, James Denis, and Fabrizio Rasetti as the undersigned' s true and lawful attorney-in-fact to:

(I) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Enerpac Tool Group Corp. (the "Company), Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16 (a) of the United States Securities Exchange Act of 1934 and the ru Jes thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigni:;d hereby grants to each such attorney-in-fact full power and authority to do and perfonn any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any ofthe rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do ifpersonally present, with full power ofsubstitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any ofthe undersigned's responsibilities to comply with Section 16 ofthe Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned' s holdings ofand transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated:__-llico_kec_.2..__,,-0_<_,_/___

I '

-/c!_,d;t:A

Paul E. Sternlieb